Letter to Shareholders Q2 2019 August 1, 2019 Exhibit 99.1 Exhibit 99.1 Letter to Shareholders Q2 2019 August 1, 2019

Dear Shareholders, Q2 2019 was another strong quarter and reflects focused execution by the SurveyMonkey team and continued momentum across our business. We grew revenue to $75.1 million for 20% year-over-year growth and generated $13.3 million in unlevered free cash flow for 18% margin. These results demonstrate our ability to accelerate revenue growth and generate robust cash flow while making strategic investments to scale the business. We continue to execute well against our primary growth strategies: (1) selling SurveyMonkey’s portfolio of enterprise-grade solutions, which now includes Usabilla, directly to enterprises via our sales channel, (2) driving adoption of our collaborative self-serve Teams plans, and (3) expanding our business in key international markets. Paying users grew to 692K, up 12% year-over-year, primarily from sales of SurveyMonkey Enterprise and adoption of our Teams plans. 80% of our paying users are now on annual plans, up from 75% a year ago. We’ve shifted the composition of our paid user base to a much higher mix of annual users whose lifetime value is significantly higher than that of our monthly users. ARPU grew to $442, up 8% year-over-year, driven by stronger pricing in our self-serve and enterprise plans, our Audience solution, as well as the addition of Usabilla. Debbie Clifford joined the SurveyMonkey troop as our new CFO. She’s a seasoned finance leader with deep operational experience who has managed a scaled organization. She brings a wealth of knowledge about high-growth SaaS businesses, and is a great cultural addition to SurveyMonkey. Q2 2019 Key Results 20% YoY 12% YoY 8% YoY 24% 26% Margin 18% 19% Margin 75% Annual 80% Annual 60% YoY 15% 13% Enterprise sales revenue % reflects percentage of total revenue. Enterprise sales customers are customers with organization-level agreements with us and who purchased through our enterprise sales force. Dear Shareholders,Q2 2019 was another strong quarter and reflects focused execution by the SurveyMonkey team and continued momentum across our business. We grew revenue to $75.1 million for 20% year-over-year growth and generated $13.3 million in unlevered free cash flow for 18% margin. These results demonstrate our ability to accelerate revenue growth and generate robust cash flow while making strategic investments to scale the business.We continue to execute well against our primary growth strategies: (1) selling SurveyMonkey’s portfolio of enterprise-grade solutions, which now includes Usabilla, directly to enterprises via our sales channel, (2) driving adoption of our collaborative self-serve Teams plans, and (3) expanding our business in key international markets.Paying users grew to 692K, up 12% year-over-year, primarily from sales of SurveyMonkey Enterprise and adoption of our Teams plans. 80% of our paying users are now on annual plans, up from 75% a year ago. We’ve shifted the composition of our paid user base to a much higher mix of annual users whose lifetime value is significantly higher than that of our monthly users. ARPU grew to $442, up 8% year-over-year, driven by stronger pricing in our self-serve and enterprise plans, our Audience solution, as well as the addition of Usabilla.Debbie Clifford joined the SurveyMonkey troop as our new CFO. She’s a seasoned finance leader with deep operational experience who has managed a scaled organization. She brings a wealth of knowledge about high-growth SaaS businesses, and is a great cultural addition to SurveyMonkey.Q2 2019 Key Results Revenue ($M) Cash Flow ($M) Paying Users ARPU Enterprise Sales Revenue % Enterprise Sales Customers Enterprise sales revenue % reflects percentage of total revenue.Enterprise sales customers are customers with organization-level agreements with us and who purchased through our enterprise sales force.

Our mission:

Power the Curious:
We help curious organizations transform feedback into business intelligence that drives growth and innovation

17M+
Active Users

692K
Paying Users

335K+*
Organizational domains

100%+
Dollar-based net retention rate for organizational customers

** We revised our organizational domain count from 350,000+ to 335,000+, which reflects continued compliance with data privacy regulations such as GDPR, new customer behavior resulting from upselling individuals to SurveyMonkey Enterprise and Teams offerings where email consolidation into one domain may occur, and refinements to our data tracking methodology. We expect this number may experience variability over time.*

Financial Outlook

	Q3 2019	FY 2019
Revenue	\$77 - \$78 million 18% - 20% YoY	\$302 - \$306 million 19% - 20% YoY
Non-GAAP operating margin	Approximately breakeven	Approximately breakeven
Unlevered free cash flow		\$50 - \$53 million 17% margin

Building on the strong performance in the first half of 2019, we're increasing our revenue guidance for the full year 2019. Our growth investments continue to yield strong results and we're continuing to invest in efforts that drive enterprise sales, fuel growth in our self-serve channel, and expand our international business.

Our Opportunity

The category for survey software is expansive and growing. Our customers are using SurveyMonkey software to solve diverse and mission-critical use cases -- to improve their customer and user experiences, increase employee engagement, and conduct agile market research -- so they can drive innovation and growth.

Our footprint of over 17 million active users and 692,000 paying users in over 335,000 organizations provide us with ability to capture a massive opportunity in front of us. Our goal is to expand the footprint of SurveyMonkey usage within these organizations and deepen that monetization.

We continue to execute well against our primary growth strategies: (1) selling SurveyMonkey's portfolio of enterprise-grade solutions directly to enterprises via our sales channel, (2) driving adoption of our collaborative self-serve Teams plans, and (3) expanding our business in key international markets. Our results continue to demonstrate that our strategy is working.

Secular tailwinds in these markets are as strong as ever and with the team we have in place, we believe we can capture the opportunity ahead of us.

ZWILLING BEAUTY GROUP

Zwilling Beauty Group is a global premium beauty tools company known for their Tweezerman brands. The company operates in a hyper-competitive industry that has historically relied on traditional market research. Zwilling turned to SurveyMonkey Audience for agile market research to quickly make data-driven, consumer-centric decisions about which new products to invest in, how to appeal to local markets in U.S., China, and Europe, to understand changing consumer preferences, to track perception of their brand, and understand emerging competitive threats.

2

Enterprise Sales Revenue %


11%
12%
13%
16%
20%
Q2'18
Q3'18
Q4'18
Q1'19
Q2'19

Enterprise Sales Customers


2,990
3,226
3,566
3,909
4,777
29% YoY
38%
60%
Q2'18
Q3'18
Q4'18
Q1'19
Q2'19

Q2'19 includes approximately 400 net new enterprise customers from the Usabilla acquisition which closed on April 1, 2019.

Enterprise sales customers are customers with organization-level agreements with us and who purchased through our enterprise sales force.

KLM Royal Dutch Airlines implemented Usabilla after launching their mobile app. In addition to the operational data KLM was gathering around customer behavior, they used Usabilla for in-app feedback to capture voice of customer insights in order to understand behavior and make the appropriate improvements to the app. As a result, KLM increased its app rating from 2.8 to 4. Capturing feedback is fully integrated into KLM's development process -- to find bugs and identify feature requests, helping prioritize their product roadmap.

Selling SurveyMonkey directly to the enterprise

We continue to see significant momentum in our enterprise sales strategy. Enterprise sales revenue grew to 20% of total revenue in Q2, up from 16% in Q1'19 and up from 11% in Q2'18, representing 110% year-over-year growth. In addition to selling our enterprise survey platform and customer and employee feedback solutions, our sales efforts have expanded to include Audience, our market research solution, and Usabilla, our voice-of-customer solution. Enterprise sales customers grew to 4,777 up 60% year-over-year and up 868 customers from Q1'19, inclusive of a one-time increase of approximately 400 net new enterprise customers from Usabilla.

Our customers continue to show SurveyMonkey's broad appeal and resonance across industry and company size. During the quarter, new enterprise sales customers includes one of the largest financial institutions in the US, Wells Fargo; Latin American e-commerce technology company, MercadoLibre; HR solution provider, TriNet; US Federal agency, Bonneville Power Administration; and disruptive business-travel platform, TripActions. In addition, we strengthened our partnership with Salesforce through an expansion sale.

Our strategy of leveraging our massive customer footprint and strong brand recognition to upsell our enterprise platform directly to organizations is working. Enterprise customers are embracing our open ecosystem approach of integrating SurveyMonkey into their existing systems of record such as Salesforce, Microsoft, Google, Oracle, and Tableau.

Accelerating growth in self-serve through our collaborative Teams plans

We continue to be excited about the performance of our Teams plans. In less than one year in market, Teams plans have been purchased by more than 200 companies in the Fortune 500 and by approximately one-half of the companies in the Fortune 100.

We're driving Teams sign-ups from new users by merchandising Teams as the primary offering for our self-serve customers while upgrades from existing customers continue to be strong. We expect to complete the rollout of account verification in Q3. Even with account verification coming to a close, we're still seeing Teams adoption from our earliest wave of account verification cohorts from October 2018.

We continue to focus on Teams upgrades and are adding in engagement and expansion activities as we prepare to renew our earliest adopters of Teams at the end of Q3.

Expanding our business in key international markets

Outside of the US, we're starting to see our investments gain traction. In Q2, we opened our cloud-based European datacenter which is live for new enterprise customers in the Europe, our Dublin sales team is closing deals, and integration of our Usabilla acquisition is well under way.

3

Product Highlights

During Q2, stellar customer reviews and analyst evaluations resulted in two meaningful awards for SurveyMonkey's portfolio of enterprise-grade solutions.

- SurveyMonkey was named a leader in the Enterprise Feedback Management Software category by G2, the leading review site for enterprise software, and ranked #1 in customer satisfaction for the entire category.
- Usabilla was named a leader by Forrester for Digital-Voice-of-The-Customer solutions.

SurveyMonkey + Salesforce – We built-out Lightning Flows for our SurveyMonkey connector for Salesforce, enabling more native experiences of our survey platform within Salesforce workflows. During the quarter, many companies signed up for our Salesforce integration, including LinkedIn and Accenture.

SurveyMonkey + Microsoft – We significantly enhanced the experience in our Microsoft Teams integration to empower knowledge workers to solicit and share feedback. Creating polls and getting feedback from teammates is now much more intuitive and engaging.

Intelligent Analytics – We launched Crosstabs and Advanced Rule Logic, two highly requested features of market researchers. Crosstabs allow customers to quickly see the relationships across multiple questions, with built-in statistical significance, in an easy-to-share tabular report. Advanced Rule Logic allows customers to combine multiple filters using advanced logic to segment their results and get deeper insights.

Build-It-For-Me – To enable broader adoption of SurveyMonkey, we shipped Build-It-For-Me, which combines interview questions like "Who do you want to survey" and "What is your goal" to create a survey from 50+ templates, automatically adding actionable tips and recommendations. Like SurveyMonkey Genius, Build-It-For-Me leverages machine learning and our massive data set.

Usabilla – We launched Workspaces enabling customers to create a shared context as they collaborate goals and segments. Usabilla also received ISO 27001 certification.


salesforce
Automate workflows and follow-up based on survey responses

SurveyMonkey + Salesforce Lightning Flows



SurveyMonkey + Microsoft Teams


Sparkling Water Brand Awareness Survey Crosstab

Cross-tabs


How do you want to get started?
Build it for me
Build it myself

Build-It-For-Me


Cross regions overview
Net Promoter Score cross countries

Usabilla Workspaces


Take this survey. Reply HELP for help. Reply HELP for info. STOP to opt out. Msg&DataRatesMayApply https://surveymonkey.com/marketingsurvey
Event Planning Survey
surveymonkey.com

SMS Surveys

4

29% margin 19% margin 18% margin 23% margin 17% margin 17% margin 18% margin Q2 2019 Financial Results Q2 2019 was another strong quarter and reflects focused execution by the SurveyMonkey team and continued momentum across our business. These results demonstrate our ability to accelerate revenue growth while generating robust cash flow. Revenue Q2’19 revenue was $75.1 million, up 20% year-over-year. Our strategy is centered around driving revenue growth through a combination of paying user and ARPU initiatives. Paying users grew to 692K, up 12% year-over-year, and up approximately 22K paying users over Q1’19, driven primarily by sales of SurveyMonkey Enterprise and adoption of Teams. 80% of our annual paying users are now on annual plans, up from 75% in Q2’18. We’ve shifted the composition of our paid user base to a much higher mix of annual users whose lifetime value is significantly higher than that of our monthly users. ARPU grew to $442, up 8% year-over-year, driven by stronger pricing in our self-serve and enterprise plans, our Audience solution, as well as the addition of Usabilla. Margins and operating expenses Gross margin: Gross margin improved in Q2’19 compared to Q2’18. Operating expenses: We continue to invest in R&D to drive platform development and innovation across our product portfolio as well as ongoing spend to build and scale our sales and marketing efforts. In addition, we’re continuing to make certain G&A investments required as a relatively new public company. Operating margin: GAAP operating margin was (21%) and non-GAAP operating margin was 2%. GAAP Non-GAAP 17% 20% 19% 19% 21% YoY 10% 12% 7% 3% 3% YoY 8% 8% 13% 15% 18% YoY YoY revenue growth rates for Q2’18-Q3’18 represent core revenue growth Q2 2019 Financial Results Q2 2019 was another strong quarter and reflects focused execution by the SurveyMonkey team and continued momentum across our business. These results demonstrate our ability to accelerate revenue growth while generating robust cash flow.Revenue ($M) Paying Users ARPU YoY revenue growth rates for Q2’18-Q3’18 represent core revenue growth Revenue Q2’19 revenue was $75.1 million, up 20% year-over-year. Our strategy is centered around driving revenue growth through a combination of paying user and ARPU initiatives.Paying users grew to 692K, up 12% year-over-year, and up approximately 22K paying users over Q1’19, driven primarily by sales of SurveyMonkey Enterprise and adoption of Teams. 80% of our annual paying users are now on annual plans, up from 75% in Q2’18. We’ve shifted the composition of our paid user base to a much higher mix of annual users whose lifetime value is significantly higher than that of our monthly users.ARPU grew to $442, up 8% year-over-year, driven by stronger pricing in our self-serve and enterprise plans, our Audience solution, as well as the addition of Usabilla. Gross Margin % Research & Development % Sales & Marketing % General & Administrative % Margins and operating expenses Gross margin: Gross margin improved in Q2’19 compared to Q2’18.Operating expenses: We continue to invest in R&D to drive platform development and innovation across our product portfolio as well as ongoing spend to build and scale our sales and marketing efforts. In addition, we’re continuing to make certain G&A investments required as a relatively new public company.Operating margin: GAAP operating margin was (21%) and non-GAAP operating margin was 2%.

Cash Flow ($M)
Operating
FCF
uFCF
$16.3
$9.5
$15.2
$13.9
$9.8
$13.3
26% Margin
15%
24%
19% Margin
13%
18%
Q2'18
Q2'19


Cash and Debt ($M)
Cash and cash equivalents
Debt
Net debt
$153.8
$217.4
$63.6
$154.5
$216.5
$62.0
Q4'18
Q2'19

Q2 2019 Financial Results (cont.)

Cash Flow

We continue to drive healthy cash flow in our business even as we invest to support our growth initiatives.

Cash and Debt

Cash and cash equivalents was $154.5 million and total debt was $216.5 million for net debt of $62.0 million.

Closing

We will host a conference call today to discuss our Q2 2019 business and financial results. This call is scheduled to begin at 2:00 pm PT / 5:00 pm ET and can be accessed by dialing (866) 417-2046 or (409) 217-8231. To listen to a live audio webcast, please visit SurveyMonkey's Investor Relations website at investor.surveymonkey.com. A replay of the audio webcast will be available on the same website following the call. A telephonic replay will be available through August 8, 2019 by dialing (855) 859-2056 or (404) 537-3406 and entering passcode 2160748#.

Sincerely,



Zander Lurie
CEO



Debbie Clifford
CFO



Tom Hale
President

Contacts:
Investor Relations:
Karim Damji
investors@surveymonkey.com

Media:
Lara Sasken
lsaksen@surveymonkey.com

6

SVMK INC. CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited) (1) (in thousands) June 30, 2019 December 31, 2018 Assets Current assets: Cash and cash equivalents $ 154,546 $ 153,807 Accounts receivable, net of allowance 11,102 7,336 Deferred commissions, current 2,636 1,981 Prepaid expenses and other current assets 9,772 7,081 Total current assets 178,056 170,205 Property and equipment, net 42,526 117,718 Operating lease right-of-use assets 61,478 — Capitalized internal-use software, net 34,445 33,280 Acquisition intangible assets, net 21,456 9,324 Goodwill 409,772 336,861 Deferred commissions, non-current 4,823 3,317 Other assets 8,607 8,643 Total assets $ 761,163 $ 679,348 Liabilities and stockholders’ equity Current liabilities: Accounts payable $ 3,037 $ 2,804 Accrued expenses and other current liabilities 11,833 9,692 Accrued compensation 15,066 20,070 Deferred revenue 124,334 101,236 Operating lease liabilities, current 6,910 — Debt, current 1,900 1,900 Total current liabilities 163,080 135,702 Deferred tax liabilities 6,181 4,246 Debt, non-current 214,565 215,515 Financing obligation on leased facility — 92,009 Operating lease liabilities, non-current 82,763 — Other non-current liabilities 5,045 12,493 Total liabilities 471,634 459,965 Commitments and contingencies Stockholders’ equity: Preferred stock — — Common stock 1 1 Additional paid-in capital 654,857 551,937 Accumulated other comprehensive income (loss) 501 (287) Accumulated deficit (365,830) (332,268) Total stockholders’ equity 289,529 219,383 Total liabilities and stockholders’ equity $ 761,163 $ 679,348 (1) The Company adopted ASC 842 as of January 1, 2019 on a prospective basis. Amounts presented as of June 30, 2019 are under ASC 842 and amounts presented as of December 31, 2018 are under ASC 840.SVMK INC.CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited) (1) (in thousands) June 30, 2019 December 31, 2018 Assets Current assets: Cash and cash equivalents $154,546 $153,807 Accounts receivable, net of allowance 11,102 7,336 Deferred commissions, current 2,636 1,981 Prepaid expenses and other current assets 9,772 7,081 Total current assets 178,056 170,205 Property and equipment, net 42,526 117,718 Operating lease right-of-use assets 61,478 — Capitalized internal-use software, net 34,445 33,280 Acquisition intangible assets, net 21,456 9,324 Goodwill 409,772 336,861 Deferred commissions, non-current 4,823 3,317 Other assets 8,607 8,643 Total assets $761,163 $679,348 Liabilities and stockholders’ equity Current liabilities: Accounts payable $3,037 $2,804 Accrued expenses and other current liabilities 11,833 9,692 Accrued compensation 15,066 20,070 Deferred revenue 124,334 101,236 Operating lease liabilities, current 6,910 — Debt, current 1,900 1,900 Total current liabilities 163,080 135,702 Deferred tax liabilities 6,181 4,246 Debt, non-current 214,565 215,515 Financing obligation on leased facility — 92,009 Operating lease liabilities, non-current 82,763 — Other non-current liabilities 5,045 12,493 Total liabilities 471,634 459,965 Commitments and contingencies Stockholders’ equity: Preferred stock — — Common stock 1 1 Additional paid-in capital 654,857 551,937 Accumulated other comprehensive income (loss) 501 (287)Accumulated deficit (365,830) (332,268)Total stockholders’ equity 289,529 219,383 Total liabilities and stockholders’ equity $761,163 $679,348 (1)The Company adopted ASC 842 as of January 1, 2019 on a prospective basis. Amounts presented as of June 30, 2019 are under ASC 842 and amounts presented as of December 31, 2018 are under ASC 840.

SVMK INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited) [1]

(in thousands, except per share amounts)	Three Months Ended June 30, 2019	Three Months Ended June 30, 2018	Six Months Ended June 30, 2019	Six Months Ended June 30, 2018
Revenue	$ 75,139	$ 62,696	$ 143,780	$ 121,187
Cost of revenue[2][3]	19,047	17,691	36,577	35,754
Gross profit	56,092	45,005	107,203	85,433
Operating expenses:				
Research and development[2]	22,407	16,292	43,213	34,232
Sales and marketing[2][3]	29,689	19,879	55,739	37,300
General and administrative[2]	19,746	13,400	40,302	26,418
Restructuring	—	28	(66)	33
Total operating expenses	71,842	49,599	139,188	97,983
Loss from operations	(15,750)	(4,594)	(31,985)	(12,550)
Interest expense	3,647	7,591	7,306	14,685
Other non-operating income (expense), net	575	(282)	2,554	351
Loss before income taxes	(18,822)	(12,467)	(36,737)	(26,884)
Provision for (benefit from) income taxes	(344)	(4)	(482)	296
Net loss	$ (18,478)	$ (12,463)	$ (36,255)	$ (27,180)
Net loss per share, basic and diluted	$ (0.14)	$ (0.12)	$ (0.28)	$ (0.27)
Weighted-average shares used in computing basic and diluted net loss per share	131,099	101,623	128,943	101,419

(1) The Company adopted ASC 842 as of January 1, 2019 on a prospective basis. Amounts presented for the three and six months ended June 30, 2019 are under ASC 842 and amounts presented for the three and six months ended June 30, 2018 are under ASC 840.

(2) Includes stock-based compensation, net of amounts capitalized as follows:

(in thousands)	Three Months Ended June 30, 2019	Three Months Ended June 30, 2018	Six Months Ended June 30, 2019	Six Months Ended June 30, 2018
Cost of revenue	$ 991	$ 646	$ 2,087	$ 1,304
Research and development	5,629	2,966	10,395	6,413
Sales and marketing	3,016	1,147	5,796	1,915
General and administrative	5,518	3,993	11,987	7,660
Stock-based compensation, net of amounts capitalized	$ 15,154	$ 8,752	$ 30,265	$ 17,292

(3) Includes amortization of acquisition intangible assets as follows:

(in thousands)	Three Months Ended June 30, 2019	Three Months Ended June 30, 2018	Six Months Ended June 30, 2019	Six Months Ended June 30, 2018
Cost of revenue	$ 1,403	$ 488	$ 1,891	$ 976
Sales and marketing	766	604	1,303	1,208
Amortization of acquisition intangible assets	$ 2,169	$ 1,092	$ 3,194	$ 2,184

8

SVMK INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

	Six Months Ended June 30,	
(In thousands)	2019	2018
Cash flows from operating activities		
Net loss	$ (36,255)	$ (27,180)
Adjustments to reconcile net loss to net cash provided by operating activities:		
Depreciation and amortization	20,545	23,652
Non-cash leases expense	6,059	—
Stock-based compensation expense, net of amounts capitalized	30,265	17,292
Amortization of debt discount and issuance costs	150	484
Deferred income taxes	(415)	295
Gain on sale of a private company investment	(1,001)	(999)
Other	51	176
Changes in assets and liabilities:		
Accounts receivable	(1,830)	(814)
Prepaid expenses and other assets	(3,387)	(3,753)
Accounts payable and accrued liabilities	1,996	2,624
Accrued interest on financing lease obligation, net of payments	—	(703)
Accrued compensation	(6,311)	(3,554)
Deferred revenue	18,576	14,511
Operating lease liabilities	(6,731)	—
Net cash provided by operating activities	21,712	22,031
Cash flows from investing activities		
Acquisition, net of cash acquired	(53,138)	—
Purchases of property and equipment	(1,335)	(4,809)
Capitalized internal-use software	(6,527)	(5,467)
Proceeds from sale of a private company investment	1,001	999
Net cash used in investing activities	(59,999)	(9,277)
Cash flows from financing activities		
Proceeds from stock option exercises	37,593	178
Proceeds from employee stock purchase plan	2,662	—
Employee payroll taxes paid for net share settlement of restricted stock units	—	(3,218)
Repayment of debt	(1,100)	(1,500)
Net cash provided by (used in) financing activities	39,155	(4,540)
Effect of exchange rate changes on cash	(55)	—
Net increase in cash, cash equivalents and restricted cash	813	8,214
Cash, cash equivalents and restricted cash at beginning of period	154,371	35,345
Cash, cash equivalents and restricted cash at end of period	$ 155,184	$ 43,559
Supplemental cash flow data:		
Interest paid for term debt	$ 6,913	$ 10,813
Interest paid for financing obligation on leased facility	$ —	$ 4,076
Cash paid for operating leases	$ 6,731	$ —
Income taxes paid	$ 676	$ 50
Non-cash investing and financing transactions:		
Fair value of common stock issued as acquisition consideration	$ 30,092	$ —
Stock compensation included in capitalized software costs	$ 2,031	$ 756
Accrued unpaid capital expenditures	$ 321	$ 2,098
Lease liabilities arising from obtaining right-of-use assets	$ 2,477	$ —
Derecognized financing obligation related to building due to adoption of ASC 842	$ 92,009	$ —
Derecognized building due to adoption of ASC 842	$ 71,781	$ —

9

SVMK INC.

RECONCILIATION OF GAAP TO NON-GAAP DATA (unaudited) [1][2]

Reconciliation of GAAP to Non-GAAP (Loss) Income from Operations

(In thousands, except percentages)	Three Months Ended June 30, 2019	Three Months Ended June 30, 2018	Six Months Ended June 30, 2019	Six Months Ended June 30, 2018
GAAP Loss from operations	$ (15,750)	$ (4,594)	$ (31,985)	$ (12,550)
GAAP Operating margin	*(21)%*	*(7)%*	*(22)%*	*(10)%*
Stock-based compensation, net	15,154	8,752	30,265	17,292
Amortization of acquisition intangible assets	2,169	1,092	3,194	2,184
Restructuring	—	28	(66)	33
Non-GAAP Income from operations	$ 1,573	$ 5,278	$ 1,408	$ 6,959
Non-GAAP Operating margin	2%	8%	1%	6%

Reconciliation of GAAP to Non-GAAP Loss and Loss per diluted share

(In thousands, except per share amounts)	Three Months Ended June 30, 2019	Three Months Ended June 30, 2018	Six Months Ended June 30, 2019	Six Months Ended June 30, 2018
GAAP Net loss	$ (18,478)	$ (12,463)	$ (36,255)	$ (27,180)
GAAP Net loss per diluted share	$ (0.14)	$ (0.12)	$ (0.28)	$ (0.27)
Weighted-average shares used to compute GAAP net loss per diluted share	131,099	101,623	128,943	101,419
Stock-based compensation, net	15,154	8,752	30,265	17,292
Amortization of acquisition intangible assets	2,169	1,092	3,194	2,184
Restructuring	—	28	(66)	33
Gain on sale of a private company investment	—	—	(1,001)	(999)
Income tax effect on Non-GAAP adjustments[3]	94	139	188	278
Non-GAAP Net loss	$ (1,061)	$ (2,452)	$ (3,675)	$ (8,392)
Non-GAAP Net loss per diluted share	$ (0.01)	$ (0.02)	$ (0.03)	$ (0.08)
Weighted-average shares used to compute Non-GAAP net loss per diluted share	131,099	101,623	128,943	101,419

(1) Please see Appendix A for explanation of non-GAAP measures used.

(2) The Company adopted ASC 842 as of January 1, 2019 on a prospective basis. Amounts presented for the three and six months ended June 30, 2019 are under ASC 842 and amounts presented for the three and six months ended June 30, 2018 are under ASC 840.

(3) Due to the full valuation allowance on our US deferred tax assets, there were no tax effects associated with the Non-GAAP adjustments for stock-based compensation, net, restructuring, and gain on sale of a private company investment. Non-GAAP adjustments pertain to deferred tax expense related to amortization of acquisition intangible assets.

10

SVMK INC.

RECONCILIATION OF GAAP TO NON-GAAP DATA (unaudited) (1)(2)

Calculation of Free Cash Flow and Unlevered Free Cash Flow

	Three Months Ended June 30,		Six Months Ended June 30,	
(in thousands)	2019	2018	2019	2018
Net cash provided by operating activities	$ 13,909	$ 16,268	$ 21,712	$ 22,031
Purchases of property and equipment	(754)	(3,929)	(1,335)	(4,809)
Capitalized internal-use software	(3,377)	(2,827)	(6,527)	(5,467)
Free cash flow	**$ 9,778**	**$ 9,512**	**$ 13,850**	**$ 11,755**
Interest paid for term debt	3,490	5,687	6,913	10,813
Unlevered free cash flow	**$ 13,268**	**$ 15,199**	**$ 20,763**	**$ 22,568**

Calculation of Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,	
(in thousands)	2019	2018	2019	2018
Net loss	$ (18,478)	$ (12,463)	$ (36,255)	$ (27,180)
Provision for (benefit from) income taxes	(344)	(4)	(482)	296
Other non-operating (income) expenses, net	(575)	282	(2,554)	(351)
Interest expense	3,647	7,591	7,306	14,685
Depreciation and amortization	10,890	11,673	20,545	23,652
Stock-based compensation, net	15,154	8,752	30,265	17,292
Restructuring	—	28	(66)	33
Adjusted EBITDA	**$ 10,294**	**$ 15,859**	**$ 18,759**	**$ 28,427**

(1) Please see Appendix A for explanation of non-GAAP measures used.

(2) The Company adopted ASC 842 as of January 1, 2019 on a prospective basis. Amounts presented for the three and six months ended June 30, 2019 are under ASC 842 and amounts presented for the three and six months ended June 30, 2018 are under ASC 840.

11

SVMK INC.

RECONCILIATION OF GAAP TO NON-GAAP DATA (unaudited) (1)(2)

Supplemental GAAP and Non-GAAP Information

(In thousands, except percentages)	Three Months Ended June 30, 2019	Three Months Ended June 30, 2018	Six Months Ended June 30, 2019	Six Months Ended June 30, 2018
GAAP Gross profit	$ 56,092	$ 45,005	$ 107,203	$ 85,433
GAAP Gross margin	*75%*	*72%*	*75%*	*70%*
Stock-based compensation, net	991	646	2,087	1,304
Amortization of acquisition intangible assets	1,403	488	1,891	976
Non-GAAP Gross profit	$ 58,486	$ 46,139	$ 111,181	$ 87,713
Non-GAAP Gross margin	*78%*	*74%*	*77%*	*72%*
GAAP Research and development	$ 22,407	$ 16,292	$ 43,213	$ 34,232
GAAP Research and development margin	*30%*	*26%*	*30%*	*28%*
Stock-based compensation, net	5,629	2,966	10,395	6,413
Non-GAAP Research and development	$ 16,778	$ 13,326	$ 32,818	$ 27,819
Non-GAAP Research and development margin	*22%*	*21%*	*23%*	*23%*
GAAP Sales and marketing	$ 29,689	$ 19,879	$ 55,739	$ 37,300
GAAP Sales and marketing margin	*40%*	*32%*	*39%*	*31%*
Stock-based compensation, net	3,016	1,147	5,796	1,915
Amortization of acquisition intangible assets	766	604	1,303	1,208
Non-GAAP Sales and marketing	$ 25,907	$ 18,128	$ 48,640	$ 34,177
Non-GAAP Sales and marketing margin	*34%*	*29%*	*34%*	*28%*
GAAP General and administrative	$ 19,746	$ 13,400	$ 40,302	$ 26,418
GAAP General and administrative margin	*26%*	*21%*	*28%*	*22%*
Stock-based compensation, net	5,518	3,993	11,987	7,660
Non-GAAP General and administrative	$ 14,228	$ 9,407	$ 28,315	$ 18,758
Non-GAAP General and administrative margin	*19%*	*15%*	*20%*	*15%*

(1) Please see Appendix A for explanation of non-GAAP measures used.

(2) The Company adopted ASC 842 as of January 1, 2019 on a prospective basis. Amounts presented for the three and six months ended June 30, 2019 are under ASC 842 and amounts presented for the three and six months ended June 30, 2018 are under ASC 840.

12

APPENDIX A SVMK INC. EXPLANATION OF NON-GAAP MEASURES To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with US GAAP (“GAAP”), we use the following Non-GAAP financial measures: Non-GAAP income from operations, Non-GAAP operating margin, Non-GAAP net loss, Non-GAAP net loss per share, Non-GAAP gross profit, Non-GAAP gross margin, Non-GAAP research and development, Non-GAAP research and development margin, Non-GAAP sales and marketing, Non-GAAP sales and marketing margin, Non-GAAP general and administrative, Non-GAAP general and administrative margin, adjusted EBITDA, free cash flow and unlevered free cash flow. Our definition for each Non-GAAP measure used is provided below, however a limitation of Non-GAAP financial measures are that they do not have uniform definitions. Accordingly, our definitions for Non-GAAP measures used will likely differ from similarly titled Non-GAAP measures used by other companies thereby limiting comparability. With regards to the Non-GAAP guidance provided above, a reconciliation to the corresponding GAAP amounts are not provided as the quantification of certain items excluded from each respective Non-GAAP measure, which may be significant, cannot be reasonably calculated or predicted at this time without unreasonable efforts. For example, the Non-GAAP adjustment for stock-based compensation expense, net, requires additional inputs such as number of shares granted and market price that are not currently ascertainable. Non-GAAP income from operations, Non-GAAP operating margin: We define Non-GAAP income from operations as GAAP loss from operations excluding stock-based compensation, net, amortization of acquisition intangible assets and restructuring costs. Non-GAAP operating margin is defined as Non-GAAP income from operations divided by revenue. Non-GAAP net loss, Non-GAAP net loss per share: We define Non-GAAP net loss as GAAP net loss less stock-based compensation, net, excluding amortization of intangible assets, restructuring costs, and gain on sale of a private company investment. Non-GAAP net loss per share is defined as Non-GAAP net loss divided by the weighted-average shares outstanding. Non-GAAP gross profit, Non-GAAP gross margin: We define Non-GAAP gross profit as GAAP gross profit excluding stock-based compensation, net and amortization of intangible assets. Non-GAAP gross margin is defined as Non-GAAP gross profit divided by revenue. Non-GAAP research and development, Non-GAAP research and development margin: We define Non-GAAP research and development as GAAP research and development excluding stock-based compensation, net. Non-GAAP research and development margin is defined as Non-GAAP research and development divided by revenue. Non-GAAP sales and marketing, Non-GAAP sales and marketing margin: We define Non-GAAP sales and marketing as GAAP sales and marketing excluding stock-based compensation, net and amortization of intangible assets. Non-GAAP sales and marketing margin is defined as Non-GAAP sales and marketing divided by revenue. Non-GAAP general and administrative, Non-GAAP general and administrative margin: We define Non-GAAP general and administrative as GAAP general and administrative excluding stock-based compensation, net. Non-GAAP general and administrative margin is defined as Non-GAAP general and administrative divided by revenue. We use these Non-GAAP measures to compare and evaluate our operating results across periods in order to manage our business, for purposes of determining executive and senior management incentive compensation, and for budgeting and developing our strategic operating plans. We believe that these Non-GAAP measures provide useful information about our operating results, enhance the overall understanding of our past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by our management in evaluating our financial performance and for operational decision making, but they are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.APPENDIX ASVMK INC.EXPLANATION OF NON-GAAP MEASURESTo supplement our condensed consolidated financial statements, which are prepared and presented in accordance with US GAAP (“GAAP”), we use the following Non-GAAP financial measures: Non-GAAP income from operations, Non-GAAP operating margin, Non-GAAP net loss, Non-GAAP net loss per share, Non-GAAP gross profit, Non-GAAP gross margin, Non-GAAP research and development, Non-GAAP research and development margin, Non-GAAP sales and marketing, Non-GAAP sales and marketing margin, Non-GAAP general and administrative, Non-GAAP general and administrative margin, adjusted EBITDA, free cash flow and unlevered free cash flow. Our definition for each Non-GAAP measure used is provided below, however a limitation of Non-GAAP financial measures are that they do not have uniform definitions. Accordingly, our definitions for Non-GAAP measures used will likely differ from similarly titled Non-GAAP measures used by other companies thereby limiting comparability. With regards to the Non-GAAP guidance provided above, a reconciliation to the corresponding GAAP amounts are not provided as the quantification of certain items excluded from each respective Non-GAAP measure, which may be significant, cannot be reasonably calculated or predicted at this time without unreasonable efforts. For example, the Non-GAAP adjustment for stock-based compensation expense, net, requires additional inputs such as number of shares granted and market price that are not currently ascertainable.Non-GAAP income from operations, Non-GAAP operating margin: We define Non-GAAP income from operations as GAAP loss from operations excluding stock-based compensation, net, amortization of acquisition intangible assets and restructuring costs. Non-GAAP operating margin is defined as Non-GAAP income from operations divided by revenue.Non-GAAP net loss, Non-GAAP net loss per share: We define Non-GAAP net loss as GAAP net loss less stock-based compensation, net, excluding amortization of intangible assets, restructuring costs, and gain on sale of a private company investment. Non-GAAP net loss per share is defined as Non-GAAP net loss divided by the weighted-average shares outstanding.Non-GAAP gross profit, Non-GAAP gross margin: We define Non-GAAP gross profit as GAAP gross profit excluding stock-based compensation, net and amortization of intangible assets. Non-GAAP gross margin is defined as Non-GAAP gross profit divided by revenue.Non-GAAP research and development, Non-GAAP research and development margin: We define Non-GAAP research and development as GAAP research and development excluding stock-based compensation, net. Non-GAAP research and development margin is defined as Non-GAAP research and development divided by revenue.Non-GAAP sales and marketing, Non-GAAP sales and marketing margin: We define Non-GAAP sales and marketing as GAAP sales and marketing excluding stock-based compensation, net and amortization of intangible assets. Non-GAAP sales and marketing margin is defined as Non-GAAP sales and marketing divided by revenue.Non-GAAP general and administrative, Non-GAAP general and administrative margin: We define Non-GAAP general and administrative as GAAP general and administrative excluding stock-based compensation, net. Non-GAAP general and administrative margin is defined as Non-GAAP general and administrative divided by revenue.We use these Non-GAAP measures to compare and evaluate our operating results across periods in order to manage our business, for purposes of determining executive and senior management incentive compensation, and for budgeting and developing our strategic operating plans. We believe that these Non-GAAP measures provide useful information about our operating results, enhance the overall understanding of our past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by our management in evaluating our financial performance and for operational decision making, but they are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.

We have excluded the effect of the following items from the aforementioned Non-GAAP measures because they are non-cash and/or are non-recurring in nature and because we believe that the Non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance and liquidity. We further believe this measure is useful to investors in that it allows for greater transparency to certain line items in our financial statements and facilitates comparisons to historical operating results and comparisons to peer operating results. A description of the Non-GAAP adjustments for the above measures is as follows: • Stock-based compensation, net: We incur stock based-compensation expense on a GAAP basis resulting from equity awards granted to our employees. Although stock-based compensation is a key incentive offered to our employees, and we believe such compensation contributed to the revenues earned during the periods presented and also believe it will contribute to the generation of future period revenues, we continue to evaluate our business performance excluding stock-based compensation expenses. Stock-based compensation expenses will recur in future periods. • Amortization of intangible assets: We incur amortization expense on intangible assets on a GAAP basis resulting from prior acquisitions. Amortization of acquired intangible assets is inconsistent in amount and frequency and is significantly affected by the timing and size of any acquisitions. Investors should note that the use of intangible assets contributed to our revenues earned during the periods presented and will contribute to our future period revenues as well. Amortization of acquired intangible assets will recur in future periods. • Restructuring: Restructuring expenses consist of employee severance and other exit costs. We believe it is useful for investors to understand the effects of these items on our total operating expenses. We expect that restructuring costs will generally diminish over time with respect to past acquisitions and/or strategic initiatives. However, we may incur these expenses in future periods in connection with any new acquisitions and/or strategic initiatives. • Gain on sale of a private company investment: Gain on sale of a private company investment because it was recognized on a GAAP basis resulting from the sale of certain corporate assets. We expect that such transactions will be infrequent in occurrence and are therefore excluded from our Non-GAAP results as they do not otherwise relate to our core business operations. For more information on the Non-GAAP financial measures, please see the “Reconciliation of GAAP to Non-GAAP Data” section of this press release. The accompanying tables provide details on the GAAP financial measures that are most directly comparable to the Non-GAAP financial measures and the related reconciliations between those financial measures. Adjusted EBITDA: We define adjusted EBITDA as net loss excluding provision for (benefit from) income taxes, other non-operating expenses (income), net, interest expense, depreciation and amortization, stock-based compensation, net, and restructuring costs. We consider adjusted EBITDA to be an important measure because it helps illustrate underlying trends in our business that could otherwise be masked by the effect of the income or expenses that are not indicative of the core operating performance of our business that are excluded from adjusted EBITDA. Adjusted EBITDA has limitations as an analytical tool, and it should not be considered in isolation or as a substitute for analysis of other GAAP financial measures. Some of the limitations of adjusted EBITDA are that it excludes recurring expenses for interest payments, does not reflect the dilution that results from stock-based compensation, and does not reflect the cost to replace depreciated property and equipment. It may be calculated differently by other companies in our industry, limiting its usefulness as a comparative measure. Free cash flow: We define free cash flow as GAAP net cash provided by operating activities less purchases of property and equipment, and capitalized internal-use software. We consider free cash flow to be an important measure because it measures our liquidity after deducting capital expenditures for purchases of property and equipment and capitalized software development costs, which we believe provides a more accurate view of our cash generation and cash available to grow our business. Our free cash flow included cash payments for interest on our long-term debt of $3.5 million and $6.9 million, for the three and six months ended June 30, 2019, respectively, and $5.7 million and $10.8 million for the three and six months ended June 30, 2018, respectively. We expect our free cash flow to increase as we reduce cash paid for interest on our long-term debt following the partial repayment of the outstanding indebtedness under our credit facilities of $101.3 million in the fourth quarter of 2018. We expect to generate positive free cash flow over the long term. Free cash flow has limitationsWe have excluded the effect of the following items from the aforementioned Non-GAAP measures because they are non-cash and/or are non-recurring in nature and because we believe that the Non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance and liquidity. We further believe this measure is useful to investors in that it allows for greater transparency to certain line items in our financial statements and facilitates comparisons to historical operating results and comparisons to peer operating results. A description of the Non-GAAP adjustments for the above measures is as follows:Stock-based compensation, net: We incur stock based-compensation expense on a GAAP basis resulting from equity awards granted to our employees. Although stock-based compensation is a key incentive offered to our employees, and we believe such compensation contributed to the revenues earned during the periods presented and also believe it will contribute to the generation of future period revenues, we continue to evaluate our business performance excluding stock-based compensation expenses. Stock-based compensation expenses will recur in future periods. Amortization of intangible assets: We incur amortization expense on intangible assets on a GAAP basis resulting from prior acquisitions. Amortization of acquired intangible assets is inconsistent in amount and frequency and is significantly affected by the timing and size of any acquisitions. Investors should note that the use of intangible assets contributed to our revenues earned during the periods presented and will contribute to our future period revenues as well. Amortization of acquired intangible assets will recur in future periods. Restructuring: Restructuring expenses consist of employee severance and other exit costs. We believe it is useful for investors to understand the effects of these items on our total operating expenses. We expect that restructuring costs will generally diminish over time with respect to past acquisitions and/or strategic initiatives. However, we may incur these expenses in future periods in connection with any new acquisitions and/or strategic initiatives.Gain on sale of a private company investment: Gain on sale of a private company investment because it was recognized on a GAAP basis resulting from the sale of certain corporate assets. We expect that such transactions will be infrequent in occurrence and are therefore excluded from our Non-GAAP results as they do not otherwise relate to our core business operations.For more information on the Non-GAAP financial measures, please see the “Reconciliation of GAAP to Non-GAAP Data” section of this press release. The accompanying tables provide details on the GAAP financial measures that are most directly comparable to the Non-GAAP financial measures and the related reconciliations between those financial measures. Adjusted EBITDA: We define adjusted EBITDA as net loss excluding provision for (benefit from) income taxes, other non-operating expenses (income), net, interest expense, depreciation and amortization, stock-based compensation, net, and restructuring costs. We consider adjusted EBITDA to be an important measure because it helps illustrate underlying trends in our business that could otherwise be masked by the effect of the income or expenses that are not indicative of the core operating performance of our business that are excluded from adjusted EBITDA. Adjusted EBITDA has limitations as an analytical tool, and it should not be considered in isolation or as a substitute for analysis of other GAAP financial measures. Some of the limitations of adjusted EBITDA are that it excludes recurring expenses for interest payments, does not reflect the dilution that results from stock-based compensation, and does not reflect the cost to replace depreciated property and equipment. It may be calculated differently by other companies in our industry, limiting its usefulness as a comparative measure.Free cash flow: We define free cash flow as GAAP net cash provided by operating activities less purchases of property and equipment, and capitalized internal-use software. We consider free cash flow to be an important measure because it measures our liquidity after deducting capital expenditures for purchases of property and equipment and capitalized software development costs, which we believe provides a more accurate view of our cash generation and cash available to grow our business. Our free cash flow included cash payments for interest on our long-term debt of $3.5 million and $6.9 million, for the three and six months ended June 30, 2019, respectively, and $5.7 million and $10.8 million for the three and six months ended June 30, 2018, respectively. We expect our free cash flow to increase as we reduce cash paid for interest on our long-term debt following the partial repayment of the outstanding indebtedness under our credit facilities of $101.3 million in the fourth quarter of 2018. We expect to generate positive free cash flow over the long term. Free cash flow has limitations as an analytical tool, and it should not be considered in isolation or as a substitute for analysis of other GAAP financial measures, such as net cash provided by operating activities. Some of the limitations of free cash flow are that free cash flow does not reflect our future contractual commitments and may be calculated differently by other companies in our industry, limiting its usefulness as a comparative measure. Unlevered free cash flow: Unlevered free cash flow is a liquidity measure used by management in evaluating the cash generated by our operations after purchases of property and equipment and capitalized internal-use software but prior to the impact of our capital structure. The usefulness of unlevered free cash flow as an analytical tool is limited because it excludes certain items which are settled in cash, does not represent residual cash flow available for discretionary expenses, does not reflect our future contractual commitments, and is calculated differently by other companies in our industry. Accordingly, it should not be considered in isolation or as a substitute for analysis of other GAAP financial measures, such as net cash provided by operating activities. Safe Harbor Statement “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release may contain forward-looking statements about our products, including our investments in products, technology and other key strategic areas. The achievement of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. If any of these risks or uncertainties materialize or if any of the assumptions prove incorrect, the company’s results could differ materially from the results expressed or implied by the forward-looking statements the company makes. The risks and uncertainties referred to above include - but are not limited to - risks related to our ability to retain and upgrade customers; our revenue growth rate; our brand; our marketing strategies; our self-serve business model; the length of our sales cycles; the growth and development of our salesforce; security measures; expectations regarding our ability to timely and effectively scale and adapt existing technology and network infrastructure to ensure that our products and services are accessible at all times; competition; our debt; revenue recognition; our ability to manage our growth; our culture and talent; our data centers; privacy, security and data transfer concerns, as well as changes in regulations, which could impact our ability to serve our customers or curtail our monetization efforts; litigation and regulatory issues; expectations regarding the return on our strategic investments; execution of our plans and strategies, including with respect to mobile products and features and expansion into new areas and businesses; our international operations; intellectual property; the application of U.S. and international tax laws on our tax structure and any changes to such tax laws; acquisitions we have made or may make in the future; the price volatility of our common stock; and general economic conditions. Further information on these and other factors that could affect our financial results is included in filings it makes with the Securities and Exchange Commission from time to time, including the section entitled “Risk Factors” in the Form 10-Q that will be filed for the quarter ended June 30, 2019, which should be read in conjunction with these financial results. These documents are or will be available on the SEC Filings section of our Investor Relations website page at investor.surveymonkey.com. All information provided in this release and in the attachments is as of August 1, 2019, and we undertake no obligation to update this information.as an analytical tool, and it should not be considered in isolation or as a substitute for analysis of other GAAP financial measures, such as net cash provided by operating activities. Some of the limitations of free cash flow are that free cash flow does not reflect our future contractual commitments and may be calculated differently by other companies in our industry, limiting its usefulness as a comparative measure.Unlevered free cash flow: Unlevered free cash flow is a liquidity measure used by management in evaluating the cash generated by our operations after purchases of property and equipment and capitalized internal-use software but prior to the impact of our capital structure. The usefulness of unlevered free cash flow as an analytical tool is limited because it excludes certain items which are settled in cash, does not represent residual cash flow available for discretionary expenses, does not reflect our future contractual commitments, and is calculated differently by other companies in our industry. Accordingly, it should not be considered in isolation or as a substitute for analysis of other GAAP financial measures, such as net cash provided by operating activities.Safe Harbor Statement“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release may contain forward-looking statements about our products, including our investments in products, technology and other key strategic areas. The achievement of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. If any of these risks or uncertainties materialize or if any of the assumptions prove incorrect, the company’s results could differ materially from the results expressed or implied by the forward-looking statements the company makes.The risks and uncertainties referred to above include - but are not limited to - risks related to our ability to retain and upgrade customers; our revenue growth rate; our brand; our marketing strategies; our self-serve business model; the length of our sales cycles; the growth and development of our salesforce; security measures; expectations regarding our ability to timely and effectively scale and adapt existing technology and network infrastructure to ensure that our products and services are accessible at all times; competition; our debt; revenue recognition; our ability to manage our growth; our culture and talent; our data centers; privacy, security and data transfer concerns, as well as changes in regulations, which could impact our ability to serve our customers or curtail our monetization efforts; litigation and regulatory issues; expectations regarding the return on our strategic investments; execution of our plans and strategies, including with respect to mobile products and features and expansion into new areas and businesses; our international operations; intellectual property; the application of U.S. and international tax laws on our tax structure and any changes to such tax laws; acquisitions we have made or may make in the future; the price volatility of our common stock; and general economic conditions.Further information on these and other factors that could affect our financial results is included in filings it makes with the Securities and Exchange Commission from time to time, including the section entitled “Risk Factors” in the Form 10-Q that will be filed for the quarter ended June 30, 2019, which should be read in conjunction with these financial results. These documents are or will be available on the SEC Filings section of our Investor Relations website page at investor.surveymonkey.com. All information provided in this release and in the attachments is as of August 1, 2019, and we undertake no obligation to update this information.